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                           Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of InterWest Bancorp, Inc. on Form S-8 of our report dated January 19, 1996 (relating to the consolidated statements of operations, stockholders' equity and cash flows of Central Bancorporation and subsidiaries for the year ended December 31, 1995, not presented separately herein) appearing in the Current Report on Form 8-K of InterWest Bancorp, Inc. for the year ended September 30, 1997.



/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 14, 1998